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                                                                     EXHIBIT 5.1

OPINION OF COUNSEL

                         [NTL INCORPORATED LETTERHEAD]


                                                            April 2, 2000

NTL Incorporated
110 East 59th Street
New York, N.Y. 10022


            Re:      NTL Incorporated
                     REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        I am Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Company"), and am familiar with the proceedings taken by the Company in connection with (i) the Registration Statement on Form S-8 (the "Registration Statement") which the Company is filing to register 1,787,705 shares of its common stock, par value $0.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act"), issuable under the Company's Sharesave Plan (as amended from time to time, the "Plan") and (ii) the Rights Agreement, dated as of October 13, 1993 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended March 31, 1999, October 23, 1999, March 28, 2000, May 18, 2000 and May 25, 2000 by the Company and the Rights Agent (the "Rights Agreement"), which provides for 0.48 of one right (the "Right") to purchase shares of the Company's Series A Junior Participating Preferred Stock to be attached to and issued with each share of Common Stock.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        As general counsel of the Company, I have general supervision over the Company's legal affairs. In connection with this opinion, I have examined and am familiar with originals or copies of (i) the Restated Certificate of Incorporation and By-laws of the Company, (ii) resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement,
(iii) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission"), (iv) the Plan, (v) the Rights Agreement and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
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        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In examining documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorisation by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

        I am admitted to the Bar of the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law.

        Based upon and subject to the foregoing, I am of the opinion that:

        1. The shares of Common Stock, when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        2. The Rights, when issued in accordance with the Rights Agreement, will be validly issued.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                               Very truly yours,


                                               /s/ Richard J. Lubasch
                                               ---------------------------------
                                               Richard J. Lubasch
                                               Executive Vice President, General
                                               Counsel and Secretary

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